UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

Surgery Partners, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37576	47-3620923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Burton Hills Boulevard, Suite 500 Nashville, Tennessee 37215
(Address of Principal Executive Offices) (Zip Code)

(615) 234-5900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Surgery Partners, Inc. (“Surgery Partners” or the “Company”) announced on May 25, 2017 that Surgery Center Holdings, Inc., a Delaware corporation (the “Issuer”), an indirect, wholly-owned subsidiary of the Company, has received the consents necessary to effect certain amendments (the “Amendments”) to certain provisions of the indenture (the “Indenture”) governing its 8.875% Senior Notes due 2021 (the “Notes”). As a result, the Issuer, the guarantors under the Indenture and Wilmington Trust, National Association, as trustee (the “Trustee”), entered into a Third Supplemental Indenture (the “Supplemental Indenture”), which became effective upon the execution thereof by the Issuer and the Trustee, to effect the Amendments. The Amendments will become operative upon payment by the Issuer of the consent consideration in accordance with the terms and conditions of the Issuer’s Consent Solicitation Statement, dated May 18, 2017, to Ipreo LLC, pursuant to the terms of the Supplemental Indenture.
The Amendments (i) amend the Change of Control definition relating to the Notes (as set forth in the Indenture) such that the Issuer is not required to make a Change of Control Offer, as defined in the Indenture, with respect to the Notes in connection with a series of transactions that were announced by the Company on May 10, 2017 (the “Transactions”) and (ii) amend the definition of Sponsor (as defined in the Indenture) to add Bain Capital Private Equity, LP, its affiliates and certain related parties thereto (collectively, “Bain”) as a Sponsor and, effective immediately following the consummation of the Transactions, remove H.I.G. Capital, LLC, its affiliates and certain related parties thereto as a Sponsor, such that Bain shall thereafter constitute a Permitted Holder (as defined in the Indenture).
The Supplemental Indenture is attached hereto as Exhibit 4.1. The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is incorporated herein by reference.
Item 8.01. Other Events.
On May 25, 2017, the Company issued a press release announcing that the Issuer had solicited the requisite consents to close the Consent Solicitation and therefore was able to and did enter into the Supplemental Indenture described above. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.
This report may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (the “SEC”) in its rules, regulations and releases. These statements include, but are not limited to, the Company’s expectations regarding certain financial information related to the transactions described in this report, the performance of its business and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward looking statements are based on management’s current expectations and beliefs only as of the date of this report and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including the risks identified and discussed from time to time in the Company’s reports filed with the SEC, including the Company’s most recent Annual Report on Form 10-K. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this report, or to reflect the occurrence of unanticipated events or circumstances.
Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated as of May 25, 2017, by and among Surgery Center Holdings, Inc., the guarantors listed therein and Wilmington Trust, National Association, as trustee.
99.1	Press Release dated May 25, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Surgery Partners, Inc.

By:	/s/ Michael T. Doyle
Michael T. Doyle Chief Executive Officer
Date: May 26, 2017

EXHIBIT INDEX

Exhibit No.	Description

4.1	Third Supplemental Indenture, dated as of May 25, 2017, by and among Surgery Center Holdings, Inc., the guarantors listed therein and Wilmington Trust, National Association, as trustee.
99.1	Press Release dated May 25, 2017.